Exhibit 4.2

PHILLIPS 66 COMPANY

5.875% Series A Junior Subordinated Notes due 2056

Fully and Unconditionally Guaranteed by

PHILLIPS 66

One series of Securities is hereby established pursuant to Section 2.01 of the Indenture, dated as of September 18, 2025 (the “Indenture”), among Phillips 66 Company, as issuer (the “Company”), Phillips 66, as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as follows:

1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2. The title of the 5.875% Series A Junior Subordinated Notes due 2056 shall be “5.875% Series A Junior Subordinated Notes due 2056” (the “Notes”).

3. The limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $1,000,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased before or after the issuance of any Notes by a Board Resolution (or action pursuant to a Board Resolution) to such effect and any such additional Notes shall form a single series under the Indenture with the original Notes; provided, however, that if the additional Notes are not fungible with the original Notes for U.S. federal income tax purposes, those additional Notes will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the original Notes. Any such additional Notes shall have the same form and terms as the original Notes (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the Notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below) shall not be applicable to any such additional Notes whose date of original issuance is on or after such date). As used here, references to “Notes” shall include any additional Notes issued pursuant to such a reopening.

4. The Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture.

5. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).

6. The date on which the principal of the Notes is payable shall be March 15, 2056 (the “Maturity Date”).

7. The Notes will bear interest (i) from and including September 18, 2025 to, but excluding March 15, 2031 (the “First Reset Date”) at the rate of 5.875% per year and (ii) from and including the First Reset Date, during each Reset Period (as defined below), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.283%, to be reset on each Reset Date (as defined below); provided, that the interest rate during any Reset Period will not reset below 5.875%. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Subject to the Company’s right to defer interest payments described in Section 8 below, the Interest Payment Dates on which such interest shall be payable on the Notes shall be March 15 and September 15 of each year, commencing on March 15, 2026. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the March 1 and September 1, as the case may be, next preceding such Interest Payment Date, whether or not a Business Day. If interest payments are deferred or otherwise not paid, they will accrue and compound semi-annually until paid at an annual rate equal to the interest rate then applicable to the Notes, to the extent permitted by applicable law (“Additional Interest”). The interest rate for each Reset Period will be determined by the Calculation Agent (as defined below) as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, the Trustee and each Paying Agent of such interest rate. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of Notes upon request and will be final and binding in the absence of manifest error.

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Notes at such time. Unless the Company has validly called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date, the Company will appoint a Calculation Agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Company has called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date but the Company does not redeem all of the outstanding Notes on such Redemption Date, the Company will appoint a Calculation Agent for the Notes as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there will always be a Calculation Agent in respect of the Notes when so required). The Company may appoint itself or the Guarantor or one of their respective affiliates as Calculation Agent.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 5.875% per year.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and March 15 of every fifth year after 2031.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

8. So long as there is no Event of Default with respect to the Notes under the Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Notes until it has paid all accrued interest on the Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Notes are registered at the close of business on the record date next preceding such Interest Payment Date.

Any deferred interest on the Notes will accrue Additional Interest as provided for in the first paragraph of Section 7 above. Once the Company pays all deferred interest payments on the Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Notes as described above, but not beyond the Maturity Date of the Notes.

The Company shall give the Trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the record date for the next Interest Payment Date, which notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Company pays such interest within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

During an Optional Deferral Period, the Guarantor and the Company will not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of the Guarantor;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or the Company that rank equally with, or junior to, the Notes in right of payment (including debt securities of other series, such as the Company’s 6.200% Series B Junior Subordinated Notes due 2056, issued under the Indenture); or

(iii)	make any payments with respect to any guarantee by the Guarantor or the Company of indebtedness if the guarantee ranks equally with or junior to the Notes in right of payment.

However, the foregoing restrictions will not apply to:

a)

purchases, redemptions or other acquisitions of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations or the Guarantor pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Guarantor to purchase, redeem or acquire its capital stock;

b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock the Guarantor, or the exchange or conversion of all or a portion of one class or series of the Guarantor’s capital stock for another class or series of the Guarantor’s capital stock;

c)

the purchase of fractional interests in shares of capital stock of the Guarantor pursuant to the conversion or exchange provisions of the capital stock of the Guarantor or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

d)

dividends or distributions paid or made in capital stock of the Guarantor (or rights to acquire capital stock of the Guarantor), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of the Guarantor) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

f)

payments on the Notes and the Company’s 6.200% Series B Junior Subordinated Notes due 2056, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Guarantor or the Company to breach the terms of the instrument governing such parity securities;

h)	any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

i)	for the avoidance of doubt, the conversion of shares of convertible capital stock of the Guarantor, if any, in accordance with the terms of such convertible capital stock.

9. No Additional Amounts with respect to the Notes shall be payable.

10. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in the City of Houston at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

11. The Paying Agent and Registrar for the Notes initially shall be the Trustee.

12. The Company shall have the option to redeem the Notes pursuant to Article III of the Indenture:

(i)

in whole or in part on one or more occasions at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (a) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (b) after the First Reset Date, on any Interest Payment Date;

(ii)

in whole, but not in part, at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Event (as defined below); and

(iii)

in whole, but not in part, at a Redemption Price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below).

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Guarantor or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after September 16, 2025, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Guarantor or the Company (together with any successor thereto, a “Rating Agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on September 16, 2025, in the case of any Rating Agency that published a rating for the Guarantor or the Company as of September 16, 2025, or (b) as such methodology was in effect on the date such Rating Agency first published a rating for the Guarantor or the Company, in the case of any Rating Agency that first publishes a rating for the Guarantor or the Company after September 16, 2025 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Agency had the current methodology not been changed.

Installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the terms of the Notes and the Indenture, except that, if the Redemption Date falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such Redemption Date to the persons entitled to receive the Redemption Price of such Notes. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. If, at the time a notice of redemption is given, the Company has not effected satisfaction and discharge in accordance with Section 8.01(a) of the Indenture or covenant defeasance or legal defeasance of the Notes in accordance with Section 8.01(b) or (c) of the Indenture, as applicable, and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge, covenant defeasance or legal defeasance of the Notes, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the Redemption Date. If monies in such amount are not received by the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Notes called for redemption on such Redemption Date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Company will direct the Trustee to, and the Trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable Holders.

Unless the Company or the Guarantor defaults in payment of the Redemption Price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. No Notes of a principal amount of $2,000 or less will be redeemed in part.

13. The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

14. The Event of Default in Section 6.01(1) of the Indenture is subject to the Company’s right to defer the payment of interest on the Notes as described in Section 8 above.

15. Each Global Note shall bear the legend set forth on the face of the Form of Note.

16. The term “Senior Debt,” when used with respect to the Notes, is amended in its entirety as follows: “Senior Debt” means all Debt of the Company and, in the case of the Guarantees, the Guarantor, whether outstanding as of the date of the Indenture or created, incurred or assumed after such date, unless, by the terms of the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such Debt is not superior in right of payment to the Notes, in the case of the Company, or the Guarantees, in the case of the Guarantor, or to other Debt which is pari passu with or subordinated to the Notes, in the case of the Company, or the Guarantees, in the case of the Guarantor; provided that, in no event shall “Senior Debt” include (a) the Notes or the 6.200% Series B Junior Subordinated Notes due 2056, (b) Debt of the Company or the Guarantor owed or owing to any subsidiary or any officer, director or employee of the Company, the Guarantor or any of their respective subsidiaries, (c) trade accounts payable owed to trade creditors or (d) any liability for taxes owed or owing by the Company or the Guarantor.

17. Each Holder will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.

Annex A

[FORM OF FACE OF SECURITY]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

PHILLIPS 66 COMPANY

5.875% SERIES A JUNIOR SUBORDINATED NOTES DUE 2056

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66

CUSIP No. 718547AZ5

ISIN No. US718547AZ55

No.___________	$_____________

Phillips 66 Company, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ____________ or registered assigns, the principal sum of ______________________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]2 on March 15, 2056 (the “Maturity Date”), and to pay interest thereon from and including September 18, 2025 (the “Original Issue Date”) or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2026 (subject to the right of the Company to defer the payment of interest, but not beyond the Maturity Date, in accordance with

[1]	To be included only if the Security is a Global Security
[2]	To be included only if the Security is a Global Security

the provisions set forth below), and on the Maturity Date (i) from and including the Original Issue Date to but excluding March 15, 2031 (the “First Reset Date”), at the rate of 5.875% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.283%, to be reset on each Reset Date (as defined below), until the principal hereof is paid or made available for payment; provided, that the interest rate during any Reset Period will not reset below 5.875%. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest on this Security (as defined on the reverse hereof) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day (as defined in the Indenture), as the case may be, immediately preceding such Interest Payment Date (each, a “Record Date”). The Holder (as defined in the Indenture) must surrender this Security to a Paying Agent (as defined in the Indenture) to collect principal payments. The Company shall pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined on the reverse hereof), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities (as defined in the Indenture) or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

If an Interest Payment Date, Redemption Date (as defined in the Indenture) or the Stated Maturity (as defined in the Indenture) of the Securities falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Securities at such time. Unless the Company has validly called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Reset Date, the Company will appoint a Calculation Agent for the Securities prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Company has called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Reset Date but the Company does not redeem all of the outstanding Securities on such Redemption Date, the Company will appoint a Calculation Agent for the Securities as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there will always be a Calculation Agent in respect of the Securities when so required). The Company may appoint itself or the Guarantor (as defined on the reverse hereof) or one of their respective affiliates as Calculation Agent.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 5.875% per year.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and March 15 of every fifth year after 2031.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As provided above, the interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, the Trustee and each Paying Agent of such interest rate. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of Securities upon request and will be final and binding in the absence of manifest error.

So long as there is no Event of Default with respect to the Securities under the Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Securities for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Securities until it has paid all accrued interest on the Securities from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Securities are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Securities will accrue additional interest at a rate equal to the interest rate then applicable to the Securities to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Securities, including any additional interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Securities as described above, but not beyond the Maturity Date of the Securities.

The Company shall give the Trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Securities. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Company pays such interest within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

During an Optional Deferral Period, the Guarantor and the Company will not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of the Guarantor;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or the Company that rank equally with, or junior to, the Securities in right of payment (including debt securities of other series, such as the 6.200% Series B Junior Subordinated Notes due 2056, issued under the Indenture); or

(iii)	make any payments with respect to any guarantee by the Guarantor or the Company of indebtedness if the guarantee ranks equally with or junior to the Securities in right of payment.

However, the foregoing restrictions will not apply to:

(a)

purchases, redemptions or other acquisitions of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations or the Guarantor pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Guarantor to purchase, redeem or acquire its capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock the Guarantor, or the exchange or conversion of all or a portion of one class or series of the Guarantor’s capital stock for another class or series of the Guarantor’s capital stock;

(c)

the purchase of fractional interests in shares of capital stock of the Guarantor pursuant to the conversion or exchange provisions of the capital stock of the Guarantor or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)

dividends or distributions paid or made in capital stock of the Guarantor (or rights to acquire capital stock of the Guarantor), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of the Guarantor) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the Securities and the Company’s 6.200% Series B Junior Subordinated Notes due 2056, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Securities and the Company’s 6.200% Series B Junior Subordinated Notes due 2056, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Guarantor or the Company to breach the terms of the instrument governing such parity securities;

(h)	any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(i)	for the avoidance of doubt, the conversion of shares of convertible capital stock of the Guarantor, if any, in accordance with the terms of such convertible capital stock.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

PHILLIPS 66 COMPANY

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

Phillips 66, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

PHILLIPS 66

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series

designated therein referred to in the within-

mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

PHILLIPS 66 COMPANY

5.875% SERIES A JUNIOR SUBORDINATED NOTES DUE 2056

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66

This Security is one of a duly authorized issue of 5.875% Series A Junior Subordinated Notes due 2056 (the “Securities”) of Phillips 66 Company, a Delaware corporation (the “Company”).

1. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

2. Guarantee. Phillips 66, a Delaware corporation (the “Guarantor”), unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

3. Indenture. The Company issued the Securities under an Indenture, dated as of September 18, 2025 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are subordinated, unsecured obligations of the Company limited to $1,000,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board

Resolution) to such effect; provided, however, that if the additional Securities are not fungible with the original Securities for U.S. federal income tax purposes, those additional Securities will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the original Securities. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

4. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

5. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

6. Optional Redemption. The Company shall have the option to redeem the Securities pursuant to Article III of the Indenture:

(i)

in whole or in part on one or more occasions at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (a) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (b) after the First Reset Date, on any Interest Payment Date;

(ii)

in whole, but not in part, at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Event (as defined below); and

(iii)

in whole, but not in part, at a Redemption Price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below).

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Guarantor or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after September 16, 2025, there is more than an insubstantial risk that interest payable by the Company on the Securities is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Guarantor or the Company (together with any successor thereto, a “Rating Agency”) in assigning equity credit to securities such as the Securities, (a) as such methodology was in effect on September 16, 2025, in the case of any Rating Agency that published a rating for the Guarantor or the Company as of September 16, 2025, or (b) as such methodology was in effect on the date such Rating Agency first published a rating for the Guarantor or the Company, in the case of any Rating Agency that first publishes a rating for the Guarantor or the Company after September 16, 2025 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Securities by such Rating Agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Securities as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Securities by such Rating Agency had the current methodology not been changed.

Installments of interest on the Securities that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant Record Date according to the terms of the Securities and the Indenture, except that, if the Redemption Date falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Securities will be paid on such Redemption Date to the persons entitled to receive the Redemption Price of such Securities. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed. If, at the time a notice of redemption is given, the Company has not effected satisfaction and discharge in accordance with Section 8.01(a) of the Indenture or covenant defeasance or legal defeasance of the Securities in accordance with Section 8.01(b) or (c) of the Indenture, as applicable, and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge, covenant defeasance or legal defeasance of the Securities, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Securities called for redemption to, but excluding, the Redemption Date. If monies in such amount are not received by the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Securities called for redemption on such Redemption Date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Securities called for redemption (which notice will also indicate that any Securities or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Company will direct the Trustee to, and the Trustee will, promptly return any Securities or portions thereof that have been surrendered for redemption to the applicable Holders.

Unless the Company or the Guarantor defaults in payment of the Redemption Price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption. No Securities of a principal amount of $2,000 or less will be redeemed in part.

7. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class). Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series; (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that no interest of any Holders of Securities is adversely affected in any material respect; or (xi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Issuer or a Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium, interest or Additional Amounts with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (ix) waive a continuing Default or Event of Default, each as defined in the Indenture, in the payment of principal of or premium (if any) or interest on the Securities. In addition, the Company may not make any change that adversely affects the rights under the subordination provisions in Article XI of the Indenture of any holder of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

8. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities (subject to the Company’s right to defer interest payments); (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding; or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

9. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

10. Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

11. Subordination. The indebtedness of the Company evidenced by this Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Debt of the Company and each holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

12. Tax Treatment. By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Security as indebtedness and to take other positions for such tax purposes as set forth in the Indenture.

13. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Phillips 66 Company

2331 CityWest Boulevard

Houston, Texas 77042

Telephone: (832) 765-3010

Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature
Guaranty Medallion Program)